Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-28597, 333-38855, 333-67457, 333-93427,333-48730, 333-52158, and 333-86140) of Rambus Inc. of our report dated October 9, 2002 (except for Note 13, as to which the date is November 22, 2002) relating to the financial statements, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP
San Jose, California
November 22, 2002